Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Party City Holdco Inc. 2012 Omnibus Equity Incentive Plan of our report dated March 13, 2015, except for Note 20, as to which the date is April 6, 2015, with respect to the consolidated financial statements and schedules of Party City Holdco Inc. included in its Registration Statement (Amendment No. 8 on Form S-1 No. 333-193466) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

April 29, 2015